McGowan Guntermann
CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS

816 State Street, Ste. 400, Santa Barbara, Ca 93101,
805) 962-9175, Fax: (805) 962-8925, www.mcgowan.com


Securities and Exchange Commission
450 5th Street N.W.
Washington, DC  20549


Gentlemen:

We have read and agree with the comments in Item 4 of Form 8-K of Turbodyne Technologies, Inc. dated August 16, 2001.

"McGowan Guntermann"


August 16, 2001